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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-1 of our report dated February 17, 2004 relating to the financial statements of ZT Automation LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California
United States

June 2, 2004

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated March 5, 2004 relating to the financial statements and financial statements of Xyratex Group Limited, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP
Southampton
England

June 2, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
CONSENT OF INDEPENDENT ACCOUNTANTS